Exhibit 23 - Consent of Ernst & Young LLP

We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated March 27, 2002, with respect to the consolidated financial statements of OM Group, Inc. that are included in its Form 10-K (Annual Report) for the year ended December 31, 2001:

Registration
Number          Description                                                         Filing Date
------------    -----------                                                         -----------

33-74674        OM Group, Inc. Long-Term Incentive Compensation Plan - Form
                S-8 Registration Statement - 1,015,625 Shares                       January 27, 1994

333-07529       OMG Americas, Inc. Employees' Profit Sharing Plan -- Form S-8
                Registration Statement - 250,000 Shares                             July 3, 1996

333-07531       OM Group, Inc. Non-Employees Directors' Equity Plan -- Form S-8
                Registration Statement - 250,000 Shares                             July 3, 1996

333-47230       OM Group, Inc. 1998 Long-Term Incentive Compensation Plan --
                Form S-8 Registration Statement -- 2,000,000 Shares                 October 3, 2000

333-65852       OM Group, Inc. 1998 Long-Term Incentive Compensation Plan --
                Form S-8 Registration Statement - 2,000,000 share                   July 25, 2001


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
Cleveland, Ohio
March 27, 2002